================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         AMCAST INDUSTRIAL CORPORATION
             (Exact name of registrant as specified in its charter)


             OHIO                                       31-0258080
   -------------------------            -------------------------------------
   (State of Incorporation)              (I.R.S. Employer Identification No.)


                         AMCAST INDUSTRIAL CORPORATION
                         7887 WASHINGTON VILLAGE DRIVE
                              DAYTON, OHIO  45459
                                 (513) 291-7000
                         (Address, including zip code,
                  of registrant's principal executive offices)


                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                            (Full title of the plan)

                              DENIS G. DALY, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         AMCAST INDUSTRIAL CORPORATION
                         7887 WASHINGTON VILLAGE DRIVE
                              DAYTON, OHIO  45459
                  (Name, address, code, and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                Proposed maximum      Proposed maximum
  Title of securities       Amount to be         offering price      aggregate offering         Amount of
   to be registered          registered             per share               price            registration fee
--------------------------------------------------------------------------------------------------------------
  Common Shares,               25,000               $18.50(1)            $462,500(1)             $160.00
  without par
  value(2)
---------------------------------------------------------------------------------------------------------------

(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of a Common Share as reported on the New York Stock Exchange for January 3, 1996.

(2)   There also are being registered hereunder an equal number of Preferred Share Purchase Rights which currently are attached, to and are transferrable only with, the Common Shares registered hereunder.

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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

      The following documents filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

               (a) The Annual Report of Amcast Industrial Corporation (the "Company") on Form 10-K for the year ended August 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

               (b) The description of the Company's Common Shares contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereunder have been sold or which deregisters all Common Shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

               Thompson Hine & Flory P.L.L. has provided a legal opinion to the Company with respect to the Common Shares of the Company issuable under the Company's Non-Employee Directors Stock Compensation Plan and registered hereunder.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

               Article VI of the Code of Regulations of the Company sets forth certain rights of directors and officers of the Company to indemnification.
Article VI provides, among other things, that directors and officers will be indemnified by the Company to the fullest extent permitted by Ohio law.

               Under Ohio law, the liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of the corporation ("Third Party Actions") or (b) by and in the right of the corporation ("Company Actions").

               In Third Party Actions, a corporation may indemnify each director and officer against expenses, including attorneys' fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith





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
and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any matter the subject of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

               In Company Actions, a corporation may indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification is permitted with respect to any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court determines such person is entitled to indemnification.

               Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the board of directors of the corporation by a majority vote of a quorum consisting of directors of the corporation who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the corporation.

               Article VI of the Code of Regulations does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. In addition, the Company has entered into an indemnification agreement with each director of the Company.

               The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company's indemnification obligations.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

               Not applicable.

Item 8.  Exhibits.
         ---------

               See Index to Exhibits following signature pages.

Item 9.  Undertakings.
         -------------

         (a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                             (i)    To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;





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
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on this 10th day of January, 1996.

                                                 AMCAST INDUSTRIAL CORPORATION


                                               By /s/ John H. Shuey
                                                 -----------------------------
                                                 John H. Shuey
                                                 President and Chief Executive
                                                 Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


------------------------------------------------------------------------------------------------------
               Name                              Title                                  Date
               ----                              -----                                  ----
------------------------------------------------------------------------------------------------------
/s/ John H. Shuey                          President, Chief                          January 10, 1996
---------------------------------          Executive Officer and
John H. Shuey
                                           Director
                                           (principal executive
                                           officer)


/s/ Douglas D. Watts                       Vice President, Finance                   January 10, 1996
--------------------------------
Douglas D. Watts                           (principal financial
                                           officer)


/s/ William L. Bown                        Vice President,                           January 10, 1996
--------------------------------
William L. Bown                            Controller
                                           (principal accounting
                                           officer)


*Leo W. Ladehoff                           Chairman of the Board, Director           January 10, 1996



*James K. Baker                            Director                                  January 10, 1996



*Walter E. Blankley                        Director                                  January 10, 1996





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

*Peter H. Forster                          Director                                  January 10, 1996



*Ivan W. Gorr                              Director                                  January 10, 1996



*Earl T. O'Loughlin                        Director                                  January 10, 1996



*William G. Roth                           Director                                  January 10, 1996



*R. William Van Sant                       Director                                  January 10, 1996



* The undersigned John H. Shuey, by signing his name hereto, does sign execute this Registration Statement on behalf of each of the above- named directors of the Registrant pursuant to powers of attorney executed by each such director and filed as an exhibit to this Registration Statement.




                                             By/s/ John H. Shuey
                                               _________________
                                                  John H. Shuey
                                                  Attorney-in-fact





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
                               INDEX TO EXHIBITS
                               -----------------


      (4)   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
            HOLDERS, INCLUDING INDENTURES:

            4.1       Articles of Incorporation of Amcast Industrial Corporation

            4.2       Amendment, dated February 24, 1988, to the Articles of Incorporation of Amcast Industrial
                      Corporation

            4.3       Code of Regulations of Amcast Industrial
                      Corporation

            4.4       Non-Employee Directors Stock Compensation
                      Plan

      (5)   OPINION RE LEGALITY

            5.1       Opinion of Thompson Hine & Flory P.L.L.

     (23)   CONSENTS OF EXPERTS AND COUNSEL:

            23.1      Consent of Ernst & Young LLP

            23.2      Consent of Thompson Hine & Flory P.L.L.
                      [contained in their opinion filed
                      as Exhibit 5.1]

     (24)   POWERS OF ATTORNEY:

            24.1      Powers of Attorney of certain persons authorizing execution of this Registration Statement pursuant to power of attorney





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